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                                                                EXHIBIT 23.2



                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in this Registration Statement of The DII Group on Form S-8 of our report dated January 31, 1996 on the consolidated financial statements of Orbit Semiconductor, Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, which financial statements appear in Registration Statement No. 333-6789 of The DII Group on Form S-4.


/s/ Deloitte & Touche LLP
- ---------------------------------
DELOITTE & TOUCHE LLP

San Jose, California
August 27, 1996